UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      August 25, 2011

Loreto Resources Corporation
 (Exact name of registrant as specified in its charter)

Nevada	000-1380412	20-5308449
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1266 1st Street, Suite 4
      Sarasota, FL
(Address of principal executive offices)

34236
(Zip Code)

(941) 365-5081
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 25, 2011, Luis F. Saenz resigned as Chief Executive Officer of Loreto Resources Corporation, a Nevada corporation (the “Company”).  Mr. Saenz remains President and a Director of the Company.

On August 25, 2011, the Company’s Board of Directors appointed Adam Zive as interim Chief Executive Officer of the Company and elected Mr. Zive as a Director of the Company to fill the vacancy created by the resignation of Nadine C. Smith as a Director on August 18, 2011, which was previously reported.

Mr. Zive, who is 32, has since 2009 been the President and Chief Executive Officer of Dorian Financial Limited (Barbados), a private company owned by Mr. Zive.  From 2008 until 2009 he was the head of Africa oil and gas research for Renaissance Capital, and from 2006 to 2008 the head of oil and gas research for Desjardins Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORETO RESOURCES CORPORATION

Date: August 31, 2011	By:	/s/ Adam Zive
Adam Zive
Chief Executive Officer